EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

Board of Directors

Telzuit Medical Technologies, Inc.

Orlando, Florida

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 23, 2005 included in the Annual Report on Form 10-KSB of Telzuit Medical Technologies, Inc. as of and for the year ended June 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pender Newkirk & Company

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

June 23, 2006